Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Kevin A. DiGeronimo Elected to the Board of Directors of Middlefield Banc Corp.

Clayton W. Rose, III Retires from the Middlefield Banc Corp. Board

MIDDLEFIELD, OHIO, November 9, 2021 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) (“Middlefield”) today announced Kevin A. DiGeronimo has been elected to the Board of Directors of Middlefield Banc Corp., and was named as a member to the Audit Committee. Mr. DiGeronimo replaces Clayton W. Rose, III who announced his retirement from the Board of Directors of Middlefield Banc Corp.

Thomas G. Caldwell, President and Chief Executive Officer, stated: “Kevin has been a valuable member of the Middlefield Bank Board of Directors since joining in January 2021. He is an active member of the business community partnering with hundreds of companies across our region.”

“I also want to thank Clay for his dedication and leadership as a board member of both the Middlefield Bank and Middlefield Banc Corp. I wish Clay well on his retirement, and I look forward to Kevin’s expanded role as a director of the Middlefield Banc Corp,” concluded Mr. Caldwell.

Mr. DiGeronimo is a principal at the DiGeronimo Companies, a trusted development and construction partner for hundreds of companies. For over 60 years, DiGeronimo Companies have combined integrity with unrivaled standards through a diverse portfolio of development, construction, and capital services. As a principal for the DiGeronimo Companies, Mr. DiGeronimo has worked on high profile development projects throughout Ohio including the Flats East Bank Redevelopment, Ernst & Young Headquarters, the JACK Cleveland Casino, and the Sherwin-Williams R&D Center at Valor Acres. Previously, he held various roles at Independence Excavating, Inc. Mr. DiGeronimo is a graduate of The Ohio State University with a Bachelor of Science Degree in Construction Management.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.37 billion at September 30, 2021. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.